UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES

Item 8.01 Other Events

     During the three months ended September 30, 2004, the company sold its Japan Billboard and DMS business units. The unaudited condensed consolidated financial statements and related notes thereto for the three and six month periods ended September 30, 2004 included in Form 10-Q for the three months ended September 30, 2004 and filed with the Securities and Exchange Commission on November 9, 2004, reflected the disposition of those businesses and included their results of operations in discontinued operations. The Form 10-Q for the three months ended September 30, 2004 also included comparative results of operations for the three and six month periods ended September 30, 2003 reflecting reclassification of Japan Billboard and DMS as discontinued operations for those periods.

     The following table presents certain segment results for the company for each fiscal quarter and for the full fiscal year 2004, reflecting the reclassification of Japan Billboard and DMS to discontinued operations for those periods. In accordance with EITF Issue No. 87-24, “Allocation of Interest to Discontinued Operations,” general corporate overhead may not be allocated to discontinued operations. As such, the company revised the previously reported results of its DMS and Japan Billboard segments to reverse corporate overhead expenses. These corporate overhead expenses are now included in “Corporate.”

	For the three months ended				Total for
	June 30,	September 30,	December 31,	March 31,	Fiscal Year
	2003	2003	2003	2004	2004
Revenue
Catalina Marketing Services	$59,599	$71,427	$69,001	$82,101	$282,128
Catalina Health Resource	14,466	19,148	21,622	22,529	77,765
International	9,111	13,633	11,476	15,360	49,580
Catalina Marketing Research Solutions	3,767	3,354	3,246	2,113	12,480
Corporate	470	1,099	627	831	3,027
Eliminations	(781)	(985)	(841)	(1,261)	(3,868)

Consolidated	$86,632	$107,676	$105,131	$121,673	$421,112

Operating Income
Catalina Marketing Services	$21,573	$31,715	$30,583	$38,353	$122,224
Catalina Health Resource	(3,356)	3,585	6,946	5,049	12,224
International	(454)	2,760	330	2,877	5,513
Catalina Marketing Research Solutions(1)	462	159	(6,492)	(15,035)	(20,906)
Corporate	(9,729)	(9,006)	(11,156)	(11,374)	(41,265)

Consolidated	$8,496	$29,213	$20,211	$19,870	$77,790

Net Income
Catalina Marketing Services	$12,836	$18,870	$18,198	$22,820	$72,724
Catalina Health Resource	(1,997)	2,133	4,133	3,004	7,273
International	(1,146)	1,083	(652)	1,177	462
Catalina Marketing Research Solutions(1)	275	92	(3,860)	(8,946)	(12,439)
Corporate	(4,452)	(5,641)	(6,452)	(3,182)	(19,727)

	5,516	16,537	11,367	14,873	48,293
Discontinued operations	(483)	(27,648)	(15,016)	(23,649)	(66,796)
Cumulative effect of accounting change	(770)	—	—	—	(770)

Consolidated	$4,263	$(11,111)	$(3,649)	$(8,776)	$(19,273)

	For the three months ended				Total for
	June 30,	September 30,	December 31,	March 31,	Fiscal Year
	2003	2003	2003	2004	2004
Diluted Earnings Per Share
Catalina Marketing Services	$0.24	$0.36	$0.35	$0.44	$1.39
Catalina Health Resource	(0.04)	0.04	0.08	0.06	0.14
International	(0.02)	0.02	(0.01)	0.02	0.01
Catalina Marketing Research Solutions(1)	0.01	—	(0.08)	(0.17)	(0.24)
Corporate	(0.08)	(0.10)	(0.12)	(0.07)	(0.37)

	0.11	0.32	0.22	0.28	0.93
Discontinued operations	(0.01)	(0.53)	(0.29)	(0.45)	(1.28)
Cumulative effect of accounting change	(0.02)	—	—	—	(0.02)

Consolidated	$0.08	$(0.21)	$(0.07)	$(0.17)	$(0.37)

Diluted weighted average common shares outstanding(2)	52,569	52,217	52,229	52,229	52,304

(1)As discussed in our Form 10-Q for the three months ended September 30, 2003, Catalina Marketing Research Solutions (“CMRS”) has been targeted for divestiture. During fiscal year 2004, approximately $0.6 million of general corporate overhead was allocated to CMRS. If CMRS is divested and is accounted for as discontinued operations, those previously allocated general corporate overhead expenses will be reversed in accordance with EITF Issue No. 87-24.

(2)The assumed net exercise of stock options was excluded in its entirety during those periods in which a net loss was incurred as the effect would have been anti-dilutive.

     The following table presents certain unaudited quarterly results for Catalina Health Resource, adjusted for the one-time deferral of revenues resulting from the prior year’s revenue recognition adjustments. The non-GAAP, pro forma results presented in the table are a supplement to the financial data that is based on generally accepted accounting principles. The Company believes this non-GAAP, pro forma presentation provides useful information to investors because it assists investors in better understanding the Company’s operations for the periods. It should be emphasized, however, that these non-GAAP, pro forma measurements are not a substitution for GAAP-based financial statements.

	For the three months ended				Total for
	June 30,	September 30,	December 31,	March 31,	Fiscal Year
	2003	2003	2003	2004	2004
Revenue
As presented	$14,466	$19,148	$21,622	$22,529	$77,765
Revenue recognition adjustment	(1,050)	(3,995)	(4,376)	(2,137)	(11,558)

Non-GAAP, pro forma revenue	$13,416	$15,153	$17,246	$20,392	$66,207

Operating Income
As presented	$(3,356)	$3,585	$6,946	$5,049	$12,224
Revenue recognition adjustment	(1,050)	(3,995)	(4,376)	(2,137)	(11,558)

Non-GAAP, pro forma operating income	$(4,406)	$(410)	$2,570	$2,912	$666

Net Income
As presented	$(1,997)	$2,133	$4,133	$3,004	$7,273
Revenue recognition adjustment	(667)	(2,279)	(2,604)	(1,327)	(6,877)

Non-GAAP, pro forma net income	$(2,664)	$(146)	$1,529	$1,677	$396

Diluted Earnings Per Share
As presented	$(0.04)	$0.04	$0.08	$0.06	$0.14
Revenue recognition adjustment	(0.01)	(0.04)	(0.05)	(0.03)	(0.13)

Non-GAAP, pro forma diluted earnings per share	$(0.05)	$(0.00)	$0.03	$0.03	$0.01

Diluted weighted average common shares outstanding(1)	52,569	52,217	52,229	52,229	52,304

(1)The assumed net exercise of stock options was excluded in its entirety during those periods in which a net loss was incurred as the effect would have been anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

November 17, 2004	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Deborah A. Booth

Name: Deborah A. Booth
Title: Executive Vice President, Business Support Services